UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of EMCORE, acting upon the recommendation of EMCORE’s Chief Executive Officer, approved the allocation of amounts to be paid under a supplemental bonus pool for executive officers that was previously authorized by the Committee and disclosed in EMCORE’s Form 8-K filed with Commission on May 17, 2006. The payments were approved based on the attainment of certain strategic corporate milestones, including EMCORE’s completion of the sale of its membership interest in GELcore, LLC to General Electric Corporation for $100 million and the sale of its Electronic Materials & Device division to IQE RF, LLC for $16 million, consisting of $13 million at closing and $3 million in the form of a secured promissory note of IQE that will be repaid in four quarterly installments and bears interest at an annual rate of 7.5%.

The Committee approved the following payments to be made under the supplemental bonus pool:

Name	Title	Amount
Reuben F. Richards, Jr.	Chief Executive Officer	$255,000
Howard W. Brodie	Chief Legal Officer	$115,000
Thomas G. Werthan	Chief Financial Officer	$115,000
Richard A. Stall	Chief Technology Officer	$115,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: September 18, 2006	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer